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[BENEFICIAL MUTUAL BANCORP, INC. LOGO]


FOR IMMEDIATE RELEASE
CONTACT:
Elisabeth Behr
215-564-3200, x113
ebehr@braithwaitepr.com


                 BENEFICIAL MUTUAL BANCORP ACQUIRES CLA AGENCY,
                   A FULL SERVICE INSURANCE BROKERAGE COMPANY

              Acquisition Expands Beneficial's Insurance Subsidiary

PHILADELPHIA, PA - October 10, 2007 - Beneficial Mutual Bancorp, Inc. (NASDAQ:
BNCL), parent company of Beneficial Bank, today announced that, through the Bank's wholly owned subsidiary, Beneficial Insurance Services, LLC, it has acquired the business of the CLA Agency, Inc. Headquartered in Newtown Square, Pennsylvania, CLA Agency is a full-service property and casualty, and professional liability insurance brokerage company.

The CLA Agency was founded in 1973 by John Raimondo and Mike Kempski. Twenty-eight CLA employees, including Raimondo and Kempski will join Beneficial Insurance Services. The agency's professional staff will continue serving customers from its office in Newtown Square. "Our affiliation with Beneficial opens up a broad array of financial products and services to our agency's customers," said Kempski.

Beneficial Insurance Services was formed in 2005 by Beneficial Bank to acquire the business of Paul Hertel and Co., Inc, which serves as the foundation for the Company's continued growth in insurance revenue. Paul Hertel and Co. has been serving business customers since 1908. With the addition of CLA, the annual premium volume of Beneficial Insurance Services is expected to exceed $100 million, with anticipated annual revenue of approximately $10 million.

"This acquisition is consistent with our business plan aimed at increasing non-interest income and business development opportunities, and is expected to be accretive to our 2008 earnings" said Gerard Cuddy, Beneficial's president and CEO. "We're particularly excited about the strength and expertise that John and Mike and their team of insurance professionals will bring to our existing insurance agency. This expands our product offering and revenue stream in the insurance area, and also allows us to more effectively serve our customers."

CLA co-founder Raimondo said, "We share many things in common with Beneficial, including our absolute commitment to providing our customers with high quality, personal service."


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Beneficial Mutual Bancorp is a community-based, diversified financial services company providing consumer and commercial banking services, along with insurance and wealth management services. Its principal subsidiary, Beneficial Bank, has served individuals and businesses in the Delaware Valley area for more than 150 years. With 72 offices in the greater Philadelphia and South Jersey regions and $3.5 billion in assets, Beneficial is the oldest and largest bank headquartered in Philadelphia, PA. Visit www.thebeneficial.com for more information.

This press release may contain projections and other "forward-looking statements" within the meaning of the federal securities laws. These statements are not historical facts, rather statements based on the current expectations of Beneficial Mutual Bancorp, Inc. regarding its business strategies, intended results and future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Management's ability to predict results or the effect of future plans or strategies is inherently uncertain. Factors that could affect actual results include interest rate trends, the general economic climate in the market area in which the Company operates, as well as nationwide, the Company's ability to control costs and expenses, competitive products and pricing, loan delinquency rates, changes in federal and state legislation and regulation and other factors that may be described in the Company's filings with the Securities and Exchange Commission, including the Quarterly Report on Form 10-Q and other required filings. These factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements.